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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

The Board of Directors
Franchise Mortgage Acceptance Company:

We consent to incorporation by reference in the registration statement (No. 333-74375) on Form S-8 of Franchise Mortgage Acceptance Company of our report dated January 19, 1999, except as to notes 22, 23, and 20 to the consolidated financial statements, which are as of February 16, 1999, March 10, 1999, and March 29, 1999, respectively, relating to the consolidated balance sheets of Franchise Mortgage Acceptance Company as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' or members' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998, annual report on Form 10-K of Franchise Mortgage Acceptance Company.


                                       KPMG LLP
Los Angeles, California
March 29, 1999